UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street,
New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market Nasdaq Texas, LLC
4.500% Senior Notes due 2032	NDAQ32	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On October 21, 2026, Mr. Börje Ekholm was elected to the Board of Directors (the “Board”) of Nasdaq, Inc. (“Nasdaq”), effective as of November 1, 2026, to serve until the earlier of (i) his death, resignation, or removal or (ii) the 2027 Annual Meeting of Shareholders and a successor being duly qualified and elected. The Board has determined that Mr. Ekholm is an independent director. Mr. Ekholm will serve on the Audit & Risk Committee of the Board. Mr. Ekholm was not selected as a director pursuant to any arrangements or understandings with Nasdaq or with any other person.

As a non-employee director, Mr. Ekholm will be compensated for his services pursuant to Nasdaq’s Board Compensation Policy, as amended and restated on June 11, 2025 and filed as Exhibit 10.1 to Nasdaq’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Mr. Ekholm is the former President and Chief Executive Officer of Ericsson, a global leader in mobile telecommunications infrastructure. He served as President and Chief Executive Officer of Ericsson from January 2017 to September 2026 and also served on the Board of Directors of Ericsson from 2006 to 2026. Prior to serving at Ericsson, Mr. Ekholm held various positions at Investor AB, a Swedish industrial holding company, including as President and Chief Executive Officer from 2005 to 2015. Mr. Ekholm previously served on Nasdaq’s Board from February 2011 to December 2016, including serving as Chair from May 2012 to December 2016.

An immediate family member of Mr. Ekholm is employed by Nasdaq in a non-officer position. The employee received aggregate total compensation from the beginning of fiscal year 2025 through the date of the filing of this Current Report on Form 8-K in excess of $120,000 and participated in employee benefit plans and programs generally made available to employees at the same level. The compensation was determined in accordance with Nasdaq’s standard compensation practices applicable to similarly situated employees. As part of its ongoing review of related party transactions, the Audit & Risk Committee of the Board reviewed and ratified these compensation arrangements in advance of Mr. Ekholm’s election to the Board.

Director Resignation

On October 22, 2026, Holden Spaht notified Nasdaq of his resignation from the Board and all committees thereof, effective as of December 31, 2026. Mr. Spaht’s decision to resign was not the result of any disagreement between Mr. Spaht and Nasdaq.

A copy of the press release announcing Mr. Ekholm’s appointment to the Board, and Mr. Spaht’s resignation from the Board, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated October 26, 2026

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2026	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer